Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY JURISDICTION. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT TO A PERSON THAT IS NOT A U.S. PERSON WHO AGREES TO RESTRICTIONS ON RESALE THAT ARE CONSISTENT WITH THE REQUIREMENTS OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) FOLLOWING THE DISTRIBUTION COMPLIANCE PERIOD REQUIRED UNDER RULE 903 OF REGULATION S UNDER THE SECURITIES ACT, IN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSONS IN THE UNITED STATES PURSUANT TO AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR OTHER REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE, REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U. S. SECURITIES ACT.

Notwithstanding anything herein to the contrary, (i) the obligations evidenced by this Subordinated Convertible Promissory Note are subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement referred to herein) pursuant to, and to the extent provided in the Subordination Agreement, dated as of November 26, 2009 (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”) in favor of Fifth Third Bank (together with its successors and assigns, and the other holders, if any, of the Senior Obligations identified therein or contemplated thereby) and (ii) the rights of the holder of the Note, as amended, are subject to the limitations and provisions of the Subordination Agreement. In the event of any conflict between the terms of the Subordination Agreement and the terms of this Subordinated Convertible Promissory Note, the terms of the Subordination Agreement shall govern.

CECO ENVIRONMENTAL CORP.	NOTE

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

USD $	November 26, 2009

FOR VALUE RECEIVED, the undersigned, CECO ENVIRONMENTAL CORP. (the “Company”), a Delaware corporation, hereby promises to pay to the order of             , a             or registered assigns (“Holder”), the principal sum of             dollars ($            ) (or such lesser amounts as may be outstanding from time to time under this Note) on the Maturity Date, as defined in Section 1 below. Unless otherwise set forth herein, all references to $ means United States dollars.

This Note is part of a series of Notes of like tenor and effect to this Note in the aggregate principal amount of up to $11,400,000 to be issued in connection with a financing by the Company. Unless otherwise set forth in this Note, this Note and the other Notes shall rank pari passu as to the payment of principal and interest.

1. Maturity. This Note shall be due and payable on November 26, 2014 (the “Maturity Date”), subject to the terms and conditions of this Note.

2. Interest. Interest shall accrue on the unpaid principal balance hereof and on any interest payment that is not made when due at the rate of six percent (6%) per annum (the “Base Rate”) until the earlier of (i) the payment in full of all outstanding principal of the Note or (ii) the conversion of all of the outstanding principal amount of the Note under Section 6. Accrued interest shall be due and payable on March 31, June 30, September 30 and December 31, of each year, with a final payment of accrued and unpaid interest due and payable on the Maturity Date, provided that if all of the outstanding principal amount of this Note is prepaid under Section 7.2 or Section 7.3, a final payment of accrued and unpaid interest shall be made on such prepayment date. For avoidance of doubt, it shall not be an Event of Default hereunder and interest will not accrue on any portion of such interest payments deferred pursuant to Section 10 so long as the interest is paid at the time and in the manner allowed under Section 10. Upon an Event of Default (as defined herein) interest shall accrue on all unpaid amounts due hereunder, including without limitation interest, at the rate of the Base Rate plus three (3%) percent.

3. Payments. Payments of both principal and interest shall be made at the principal executive office of the Company, or such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America. Except as otherwise provided herein, payments shall be made pro rata among all holders of Notes in accordance with the outstanding principal balances of their Notes.

So long as no Event of Default has occurred in this Note, and except as set forth in Section 7.3, all payments hereunder shall first be applied to interest, then to principal. Upon the occurrence of an Event of Default in this Note, all payments hereunder shall first be applied to costs pursuant to Section 11.4, then to interest and the remainder to principal.

4. Registration, Transfer and Exchange of Notes. The Company will keep at its principal office a register in which it will provide for the registration of and transfer of this Note, at its own expense (excluding transfer taxes). If this Note is surrendered at said office or at the place of payment named in this Note for registration of transfer or exchange (accompanied in the case of registration of transfer or exchange by a written instrument of transfer in form satisfactory to the Company duly executed by or on behalf of the holder), the Company, at its expense, will deliver in exchange one or more new notes in denominations of $10,000 or larger multiples of $1,000, as requested by the holder for the aggregate unpaid principal amount. Any note or notes issued in a transfer or exchange shall carry the same rights to increase notes surrendered. The Holder agrees that prior to making any sale, transfer, pledge, assignment, hypothecation, or other disposition (each, a “Transfer”) of this Note, the Holder shall give written notice to the Company describing the manner in which any such proposed Transfer is to be made and providing such additional information and documentation regarding the Transfer as the Company reasonably requests. If the Company so requests, the Holder shall at his expense provide the Company with an opinion of counsel (which counsel must be reasonably satisfactory to the Company), in form and substance satisfactory to the Company, that the proposed Transfer complies with applicable federal and state securities laws. The Company shall have no obligation to Transfer this Note unless the Holder thereof has complied with the foregoing provisions, and any such attempted Transfer shall be null and void.

5. Registered Owner. Prior to due presentation for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, and interest on, such Note and for all other purposes.

6. Conversion.

(a) Optional Conversion. Subject to the terms and conditions of this Note, Holder shall have the right, at Holder’s option, to convert all or any portion of the outstanding principal amount of this Note, but not the interest, into shares of common stock, $.01 par value (the “Common Stock”), of the Company, at a price per share equal to four dollars ($4.00) per share, or in case an adjustment in such price has taken place pursuant to the provisions of this Note, then at the price as last adjusted (such price or adjusted price being referred to herein as the “Conversion Price”). The rights of such conversion under Section 6(a) shall be exercised by Holder by giving the Company written notice that Holder elects to convert the stated portion of the principal amount on this Note into Common Stock and by surrender of this Note accompanied by a written instrument of transfer duly executed by Holder to the Company, at the Company’s principal office (or such other office or agency of the Company as the Company may designate by notice in writing to Holder) at any time during its usual business hours.

(b) Conversion by the Company. Commencing three years from the date of this Note and prior to the Maturity Date, all but not less than all amounts of outstanding principal, but not interest, under this Note may be converted into shares of the Common Stock of the Company at the Conversion Price by the Company, in its sole discretion, within sixty (60) days following any time that the Trading Price of the Common Stock of the Company, commencing three years from the date of this Note, is equal to or greater than $8.00 (as proportionately adjusted for any stock splits, dividends, or other similar changes to the Company’s capitalization) on any five consecutive trading days (each a “Conversion Trigger”). For avoidance of doubt, the Company will have the option to require conversion under this Section 6(b) each time a Conversion Trigger occurs. If the Company elects to convert the Notes pursuant to this Section 6(b), it shall give written notice to all of the Holders (“Conversion Notice”) that the Company is converting the Notes pursuant to this Section 6(b), and this Note shall be deemed to be automatically converted as of close of business on the date of the Conversion Notice. Upon notice of conversion under this Section 6(b), Holder shall within five (5) business days of receipt of such notice, surrender this Note accompanied by a written instrument of transfer duly executed by Holder to the Company, at the Company’s principal office (or such other office or agency of the Company as the Company may designate in the Conversion Notice). “Trading Price” means the closing price of the Common Stock on the principal national stock exchange on which the Common Stock is listed on such date or, if such stock is not listed on an exchange, the mean between the closing bid and asked prices for the Common Stock on such date as quoted on the OTC Bulletin Board or similar quotation system.

(c) Mechanics of Conversion. Conversion under Section 6(a) shall be deemed to have been effected and the Conversion Price shall be the Conversion Price as of the close of business on the date on which such written notice shall have been received by the Company and the applicable Notes shall have been surrendered for conversion as aforesaid, and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become at such time the holder or holders of record of the shares represented thereby. Upon conversion under Section 6(b) above, all principal amounts due and owing under this Note shall be converted automatically at the Conversion Price on the close of business on the date of the Conversion Notice, without further action by the Holder and whether or not this Note is surrendered to the Company, into Common Stock of the Company, which shall be deemed issued and outstanding from and after the time of such conversion and at such time the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Promptly after the conversion of this Note, the Company shall issue and deliver, or cause to be issued and delivered, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion; provided, however, that the Company shall not be obligated to issue to the Holder such certificate unless and until this Note, or an appropriate affidavit of loss, is delivered to the Company. In the event that only a portion of this Note is converted, the Company shall execute and deliver to Holder, at the expense of the Company, a new Note, in the same form as this Note, in principal amount equal to the unconverted portion of this Note. All accrued interest due and owing as of a conversion date shall be paid on the next date set forth in Section 2, subject to Section 10.

(d) Fractional Shares. No fractional shares shall be issued upon conversion into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends (having a record date prior to the effective date of conversion) on the Common Stock issued upon such conversion. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph (d), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to Holder, subject to Section 10, an amount in cash equal to the fraction represented by such share multiplied by the closing price of the Common Stock on the conversion date.

(e) Adjustments.

(i) Whenever the Company shall (i) declare or pay a dividend or make a distribution on shares of Common Stock in shares of Common Stock or in any other shares of capital stock of the Company or in other securities of the Company (ii) subdivide, split or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination or reclassification, shall be proportionately adjusted so that Holder shall upon conversion into shares of Common Stock after such time, be entitled to receive the number of shares of Common Stock or other securities of the Company which Holder would have been entitled to receive immediately after such time had this Note been converted into shares of Common Stock immediately prior to such time. Such adjustment shall be made successively each time any event described in this paragraph (e)(i) shall occur.

(ii) In case of any reclassification, capital reorganization or change by the Company of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock (which is treated in paragraph (e)(i) above), but including any change of such shares into one or more other classes or series of shares of capital stock), or in case of any consolidation of the Company with, or merger of the Company with or into, another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any reclassification or change of the Company’s outstanding shares), or in case of any sale or other conveyance to another person of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing person shall provide, as a condition to such transaction, that Holder shall acquire, upon conversion of, or in exchange for, this Note the kind and amount of shares and other securities and property (including cash and evidences of indebtedness) which would have been received by Holder upon such reclassification, reorganization, change, consolidation, merger, or sale or conveyance of assets if Holder had converted this Note into shares of Common Stock immediately prior thereto. Such other person, which shall thereafter be deemed to be the Company for purposes of this paragraph (e)(ii), shall provide for similar future adjustments as nearly equivalent as may be practicable to the adjustments provided herein. Such adjustment shall be made successively each time any event described above in this paragraph (e)(ii) shall occur.

(iii) In the event the Company at any time after the date of the original issuance of this Note shall distribute shares of stock or other securities of other persons, evidences of indebtedness issued by the Company or other property (other than cash) to the holders of its Common Stock by way of dividend or otherwise, in either case other than in connection with a capital reorganization, consolidation, merger or sale or other conveyance of all or substantially all of the Company’s assets (each of which transaction is provided for in paragraph (e)(ii) above), then, in each such case, Holder, upon conversion of this Note into shares of Common Stock as provided hereby, shall be entitled to receive, and the Company shall reserve for issuance to Holder upon such conversion, the shares of stock or other securities, evidences of indebtedness, or other property which it would have been entitled to receive if it had so converted and become the holder of record of the shares of Common Stock issued upon such conversion immediately prior to the record date fixed for the determination of the stockholders entitled to receive such dividend or distribution. The foregoing adjustments shall be made successively whenever any event listed above in this paragraph (e)(iii) shall occur.

(iv) Upon the occurrence of any event requiring an adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof to Holder, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based and stating that such adjustment calculation has been reviewed and approved by the Company’s independent certified public accountants.

(v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any such adjustment which is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(f) Notification of Events. In case at any time:

(i) the Company shall declare any dividend upon its Common Stock payable in cash, stock, property or any security (whether of the Company or otherwise) or make any other distribution to the holders of its Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give (A) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, or at least 10 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

(g) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon the conversion of this Note, as provided in this Note, free from any pre-emptive rights (if any), such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it shall from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock which have been issued at or prior to the time such action was taken and those which are issuable after such action upon conversion of this Note and exercise of all options and conversion of all convertible securities of the Company would exceed the total number of shares of Common Stock authorized by the Company’s Certificate of Incorporation.

(h) Legends. The issuance to the Holder of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holder for any issuance, stock transfer or documentary stamp tax in respect thereof. All such certificates shall bear a legend stating that the shares represented by such certificates have not been registered under the U.S. Securities Act of 1933, as amended, or applicable state or provincial law and such other legends as are customary for unregistered securities.

7. Prepayment.

7.1 No prepayment. The Company may not prepay in whole or in part the principal amount of this Note without the consent of Holder, other than upon a Change of Control.

7.2 Prepayment Upon Change of Control. Upon a Change of Control, the Company, at its option and without any premium, may prepay in whole or in part the principal amount of this Note; provided, however that the Company shall give Holder not less than ten (10) days written notice prior to any such pre-payment of this Note (the “Prepayment Notice”). The Prepayment Notice shall specify the date (“Prepayment Date”) and the place at which, payment may be obtained and shall call upon the Holder to surrender this Note to the Company in the manner and at the place designated. On the Prepayment Date, the Holder shall surrender this Note to the Company in the manner and at the place designated in the Prepayment Notice, and thereupon prepayment shall be made to Holder and, if the prepayment is for all of the outstanding principal of this Note, this Note shall be cancelled. In the event that less than all the principal amount of this Note is prepaid, upon surrender of this Note to the Company, the Company shall execute and deliver to Holder a new note or notes in principal amount equal to the unpaid principal amount of this Note. The Company shall, at the time of any such prepayment for all of the outstanding principal of this Note, pay to the holder of this Note all interest accrued and unpaid to the Prepayment Date. The parties acknowledge that Holder may exercise Holder’s conversion rights under Section 6(a) prior to any such Prepayment Date, notwithstanding receipt of a Prepayment Notice. A “Change of Control Event” means (1) any persons acting together that would constitute a “group” for purposes of Section 13(d) under the Securities and Exchange Act of 1934, as amended, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company; (2) a merger or consolidation in which the Company’s stockholders immediately prior to the transaction do not own, directly or indirectly, more than 50% of the capital stock of the surviving corporation or entity immediately after the transaction, or (3) the sale or transfer of all or substantially all of the assets of the Company (measured by economic value).

7.3 Voluntary Prepayment. If the Company desires to prepay all or any portion of the principal amount of the Notes other than upon a Change of Control, the Company shall give all holders of Notes not less than ten (10) days written notice prior to any such pre-payment (the “Voluntary Prepayment Notice”). The Voluntary Prepayment Notice shall specify the date payment will be made (“Voluntary Prepayment Date”), the place at which payment may be obtained, and the amount of the prepayment, which amount may be stated as an aggregate amount to be paid all holders of Notes, or the amount to be paid Holder individually. If all of the outstanding principal amount of the Notes is to be repaid on the Voluntary Prepayment Date, then all accrued and unpaid interest shall also be paid on the Voluntary Prepayment Date. If Holder desires to be prepaid on the Voluntary Prepayment Date, Holder must provide written notice to the Company and surrender this Note to the Company in the manner and at the place designated in the Voluntary Prepayment Notice, at least one business day prior to the Voluntary Prepayment Date, and thereupon prepayment shall be made to the Holder and if the prepayment is for all of the outstanding principal of this Note, this Note shall be cancelled. In the event that less than all the principal amount of this Note is prepaid, upon surrender of this Note to the Company, the Company shall execute and deliver to Holder a new note or notes in principal amount equal to the unpaid principal amount of this Note.

8. Events of Default.

8.1 Occurrences of Events of Default. Each of the following events shall constitute an “Event of Default” for purposes of this Note:

(a) if the Company fails to pay any amount payable under this Note and such default is not cured within ten (10) days of written notice from the Holder;

(b) if the Company breaches any of its representations, warranties or covenants set forth in this Note and such breach is not cured within thirty (30) days of notice of such breach;

(c) the commencement of an involuntary case against the Company or any of its subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee or similar official of the Company or for any substantial part of the Company or one of its subsidiary’s property, or ordering the winding-up or liquidation of the Company or one of its subsidiary’s affairs;

(d) if the Company or any of its subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or similar official of the Company or its subsidiary or for any substantial part of the Company or one of its subsidiary’s property, or shall make any general assignment for the benefit of creditors, or shall take any corporate action in furtherance of any of the foregoing; or

(e) if the Company’s business shall fail, as determined in good faith by the Holder and evidenced by the Company’s inability to pay its ongoing debts as such debts become due.

8.2 Acceleration Upon Event of Default. If any Event of Default shall have occurred and be continuing, for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), the unpaid principal amount of, and the accrued interest on, this Note shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company.

9. Investment Representations of the Holder. With respect to the purchase of this Note, the Holder hereby represents and warrants to the Company as follows:

9.1 Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

9.2 Not a U.S. Person. The Holder is not a U.S. Person as defined in Rule 902 of Regulation S under the Securities Act of 1933 (the “Act”) and was not formed for the purpose of investing in securities not registered under the Act;

9.3 Own Account. The Holder is not acquiring the Note for the account or benefit of a U.S. Person;

9.4 Offer Location. The offer to purchase the Note of the Company was made to the Holder outside of the United States;

9.5 Regulation S. All subsequent offers and sales of the Note and the Common Stock issuable upon conversion of the Notes shall be made in compliance with the resale provisions of Regulation S under the Act, pursuant to Rule 144 promulgated thereunder, pursuant to another applicable exemption from registration under the Act, or pursuant to an effective registration statement (however, no registration rights are granted hereby); and in each case, in accordance with any applicable state securities laws. In any case, neither the Note nor the Common Stock issued upon conversation of the Notes will be resold or transferred to a U.S. person(s) or for the account or benefit of a U.S. person or within the United States until the end of the six month period distribution compliance commencing on the later of (i) the date of this subscription agreement and (ii) the date the undersigned’s subscription funds have been received by the Company and thereafter cannot be sold to a U.S. person, for the account or benefit of a U.S. person or within the United States, unless the Shares are registered under the Act or are exempt from the registration requirements of the Act;

9.6 Registration Exemption. The Holder understands that the Note is being offered and sold to it in reliance on the exemption from the registration requirements of United States federal and state securities laws;

9.7 Representations True. The Holder understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreement and understandings of the undersigned set forth herein in order to determine the applicability of such exemption and the suitability of the undersigned to acquire the Note.

9.8 Access to Data. The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and has also had an opportunity to ask questions of the Company’s officers, which questions were answered to its satisfaction.

10. Subordination. This Note is an unsecured obligation of the Company. Pursuant to, and in accordance with, the terms and conditions contained in the Subordination Agreement, this Note is subordinate in right of payment to the prior payment in full in cash and performance in full of all of the Company’s present and future liabilities, indebtedness and obligations under the Company’s senior secured credit facilities (as amended from time to time) provided by Fifth Third Bank (including, without limitation, all “Obligations” as defined in that certain Credit Agreement dated as of December 29, 2005, among the Company, certain of the Company’s affiliates, and Fifth Third Bank, as amended, restated, supplemented, or modified from time to time), as well as any future senior secured credit facilities provided by any lenders that refinance, refund, replace or supplement such senior secured credit facilities (all of the foregoing liabilities, indebtedness and obligations being, collectively, the “Senior Indebtedness”). Notwithstanding anything to the contrary herein contained, no payments of interest, principal or other amounts shall be made hereunder except as expressly set forth in, and to the extent expressly permitted by, the Subordination Agreement.

By its acceptance of this Note, Holder agrees (a) that without notice to or consent by it the liability of the Company in respect of any Senior Indebtedness may, in whole or in part, be renewed, extended, modified, restated, released, replaced, supplemented, refinanced or refunded by the holders of Senior Indebtedness and the relevant documents governing Senior Indebtedness may be amended, replaced, or supplemented, (b) that without notice to or consent by it the amount of the Senior Indebtedness may, from time to time, be increased through further loans with Fifth Third Bank, another lender, or otherwise, (c) to promptly execute the Subordination Agreement (or, as applicable, a joinder thereto) and such other additional subordination agreements and other documents as a holder of Senior Indebtedness may reasonably request in order to protect its status as a holder of Senior Indebtedness.

11. Miscellaneous.

11.1 Invalidity of Any Provision. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provisions or part hereof had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

11.2 Governing Law. The Note shall be governed in all respects by the laws of the State of Delaware, excluding its conflict of laws.

11.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, (ii) one (1) business day after transmission by facsimile transmission with a written confirmation copy sent by first class mail, or (iii) five (5) days after mailing if mailed by first class mail, to the following addresses:

If to the Company:	CECO Environmental Corp.
3120 Forrer Street
Cincinnati, Ohio 45209
Attention: Chief Financial Officer

And if to the Holder, to the address or facsimile number of Holder as set forth on the Company’s records, or such other address as the Holder has provided to the Company by notice duly given.

11.4 Collection. If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after the occurrence of an Event of Default, the Company agrees to pay, in addition to the outstanding principal and accrued interest payable hereon, reasonable attorneys’ fees and costs incurred by the Holder, or on behalf of the Holder by a representative of the Holder.

11.5 Successors and Assigns. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11.6 Waivers. The Company and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally: (a) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition, or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that Holder shall not be required first to institute any suit, or to exhaust its remedies against the Company or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Holder of any such person), the Company shall be and remain, directly and primarily liable for all sums due under this Note.

11.7 Time. Time is of the essence in this Note.

11.8 Captions. The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

11.9 Number and Gender. Whenever used in this Note, the singular number shall include the plural, and the masculine shall include the feminine and the neuter, and vice versa.

11.10 Remedies. All remedies of the Holder shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole discretion of the Holder and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing as a bar to or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

11.11 No Waiver by Holder. The acceptance by Holder of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof, shall not be deemed a waiver of any right or remedy available to Holder nor nullify the prior exercise of any such right or remedy by Holder. None of the terms or provisions of this Note may be waived, altered, modified or amended except by a written document executed by Holder and then only to the extent specifically recited therein. No course of dealing or conduct shall waive, alter, modify or amend any of the terms or provisions hereof. The failure or delay to exercise any right or remedy available to Holder shall not constitute a waiver of the right of the Holder to exercise the same or any other right or remedy available to Holder at that time or at any subsequent time.

11.12 Submission to Jurisdiction. THE COMPANY, AND ANY ENDORSERS, SURETIES, GUARANTORS AND ALL OTHERS WHO ARE, OR WHO MAY BECOME, LIABLE FOR THE PAYMENT HEREOF SEVERALLY, IRREVOCABLY AND UNCONDITIONALLY (A) AGREE THAT ANY SUIT, ACTION, OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO, OR IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT AND MAINTAINED IN THE STATE AND FEDERAL COURTS IN HAMILTON COUNTY, OHIO; (B) CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (C) WAIVE ANY OBJECTION WHICH IT OR THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING IN ANY OF SUCH COURTS.

11.13 Waiver of Trial by Jury. HOLDER AND THE COMPANY HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

[signature page follows]

CECO ENVIRONMENTAL CORP.,
a Delaware corporation

By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Vice President and Chief Financial Officer

HOLDER

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